EXHIBIT 1.1

29,012,000 Shares

SCORPIO TANKERS INC.

Common Stock ($0.01 par value per share)

PLACEMENT AGENCY AGREEMENT

March 13, 2013

March 13, 2013

RS Platou Markets, Inc.

410 Park Avenue

Suite 710

New York, New York 10022

for the Placement Agents named in Schedule II hereto

Ladies and Gentlemen:

This Agreement confirms our understanding that Scorpio Tankers Inc., a corporation incorporated under the laws of the Republic of the Marshall Islands (the “Company”), hereby appoints the placement agents named in Schedule II hereto as its placement agents (the “Placement Agents”), for whom you are acting as manager (the “Manager”), in connection with the proposed sale to certain investors (the “Direct Offering”) of 29,012,000 shares of its Common Stock, par value $0.01 per share (the “Shares”). On the basis of the representations and warranties contained herein, and subject to the terms and conditions set forth herein, the Placement Agents agree to use their best commercially practicable efforts to solicit and receive offers to purchase the Shares. Notwithstanding anything to the contrary contained in this Agreement, the Placement Agents shall have no obligation to purchase any of the Shares, or any liability to the Company if any prospective purchaser fails to consummate a purchase of any of the Shares. The shares of Common Stock par value $0.01 per share of the Company to be outstanding after giving effect to the placement of shares contemplated hereby are hereinafter referred to as the “Common Stock.” If the firm or firms listed in Schedule II hereto include only the Managers listed in Schedule I hereto, then the terms “Placement Agents” and “Managers” as used herein shall each be deemed to refer to such firm or firms.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, (File No. 333-186815) on Form F-3 relating to the securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf

Securities dated February 22, 2013 in the form first used to confirm sales of the Shares (or in the form first made available to the Placement Agents by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Placement Agents by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information identified in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Placement Agents that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 2(a)), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus, broadly available road show materials or the Prospectus based upon information relating to any Placement Agent furnished to the Company in writing by such Placement Agent through the Managers expressly for use therein.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule I hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the Republic of the Marshall Islands, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(h) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(i) The Shares to be placed by the Placement Agents on behalf of the Company have been duly authorized for issuance and sale pursuant to any applicable Purchase Agreement (as defined below) and, when issued and delivered by the Company to prospective purchasers pursuant to any applicable Purchase Agreement on the Closing Date, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and each of the Operative Documents (as defined below) will not contravene any provision of applicable law or the amended and restated articles of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement and each of the Operative Documents, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares or the Financial Industry Regulatory Authority, Inc.

(k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(l) There are no legal or governmental investigations, claims, actions, suits or proceedings (“Proceedings”) pending or threatened to which the Company or any of its subsidiaries or solely in connection with the Company or any of its subsidiaries or affiliates, each of Scorpio Ship Management S.A.M. (“SSM”), Scorpio Commercial Management S.A.M. (“SCM”) and Scorpio Services Holding Limited (“SSH”) and together with SSM and SCM, the “Scorpio Managers”) or any of their respective affiliates is a party, or to which any of the properties of the Company or any of its subsidiaries is subject, including without limitation, Proceedings relating to Environmental Laws (as defined below) or any other environmental or regulatory matters, (1) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and Proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Operative Documents or to consummate the transactions contemplated by the Time of Sale Prospectus or (2) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(m) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(n) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o) The Company, its subsidiaries and, solely in connection with the Company and its subsidiaries, the Scorpio Managers and each of their respective affiliates (i) are in compliance with any and all applicable international, foreign, federal, state and local laws, regulations, conventions and treaties (including those promulgated by the International Maritime Organization) relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, including petroleum, petroleum products or other hydrocarbons (“Environmental Laws”), (ii) have received all permits, licenses, certificates or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit, license, certificate or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses, certificates or other approvals or failure to comply with the terms and conditions of such permits, licenses, certificates or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole and (iv) is not subject to any pending or, to the Company’s knowledge, threatened proceeding under Environmental Laws to which a governmental authority is a party and which is reasonably likely to result in monetary sanctions of $100,000 or more.

(p) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up or remediation of releases, closure of properties or compliance with Environmental Laws or any permit, license, certificate or approval, any related constraints on operating activities and any potential liabilities to third parties whether statutory, contractually or otherwise) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole and there are no events or circumstances that would reasonably be expected to result in such risk or liabilities.

(q) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(r) Neither the Company nor any of its subsidiaries or affiliates, nor any director, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(s) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(t) (i) The Company represents that neither the Company nor any of its subsidiaries (collectively, the “Entity”) or any director, officer, employee, agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ii) The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(u) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively; neither the Company nor any of the subsidiaries has sustained since the date of the most recent audited financial statements included in the Registration Statements, the preliminary prospectus and the Prospectus any loss or interference with its respective business from the actual or constructive loss of or to any vessel, the requisition for title of any vessel, fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree that resulted in a material adverse effect to the Company and its subsidiaries taken as a whole.

(v) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.

(w) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(x) No material labor dispute with the employees of the Company, its subsidiaries and, solely in connection with the Company and its subsidiaries, the Scorpio Managers and each of their respective affiliates exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its or any of the Scorpio Managers or their respective affiliates, principal suppliers, shipyards, manufacturers, contractors or customers that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(y) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism, war risks, and earthquakes and total loss from collision, fire, grounding and engine breakdown; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; neither the Company nor any of its subsidiaries is currently required to make any payment, or is aware of any facts which would require the Company or any of its subsidiaries to make any payment, in respect of a call by, or a contribution to, any insurance club; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(z) The Company and its subsidiaries possess all licenses, certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(aa) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(bb) Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(cc) [Reserved]

(dd) [Reserved]

(ee) [Reserved]

(ff) The statements in the Time of Sale Prospectus and the Prospectus under the headings “Enforceability of Civil Liabilities,” “Description of Capital Stock,” “Tax Considerations,” “Key Information—D. Risk Factors—Risks Related to Our Industry; Key Information—D. Risk Factors—Risks Related to Our Business,” “Information on the Company—B. Business Overview—Environmental and Other Regulations,” “Information on the Company—B. Business Overview—International Maritime Organization,” “Information on the Company—B. Business Overview—U.S. Regulations,” “Information on the Company—B. Business Overview—European Union Regulations,” “Information on the Company—B. Business Overview—Greenhouse Gas Regulation,” “Information on the Company—B. Business Overview—Vessel Security Regulations,” “Information on the Company—B. Business Overview—Inspection by classification societies,” “Information on the Company—B. Business Overview—Risk of Loss and Liability Insurance,” “Operating and Financial Review and Prospects—B. Liquidity and Capital Resources—Long-Term Debt Obligations and Credit Arrangements,” “Directors, Senior Management and Employees—B. Compensation,” “Major Shareholders and Related Party Transactions—B. Related Party Transactions,” “Financial Information—A. Consolidated Statements and other Financial Information—Legal Proceedings,” “Financial Information—A. Consolidated Statements and other Financial Information—Dividend Policy,” “Additional Information—D. Exchange Controls,” “Additional Information—E. Taxation,” and “Corporate Governance,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(gg) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Time of Sale Prospectus and the Prospectus. All dividends and other distributions declared and payable on the shares of capital stock of the Company may under the current laws and regulations of the Republic of the Marshall Islands be paid in United States dollars and may be freely transferred out of the Republic of the Marshall Islands, and all such dividends and other distributions are not subject to withholding or other taxes under the current laws and regulations of the Republic of the Marshall Islands and are otherwise free and clear of any other tax, withholding or deduction in, and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authorities in, the Republic of the Marshall Islands.

(hh) Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the Republic of the Marshall Islands.

(ii) The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act.

(jj) Based on current law and on the Company’s current operations and future projections, the Company does not believe it would be treated as a passive foreign investment company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, with respect to any taxable year. Although the Company intends to conduct its affairs in a manner to avoid being classified as a PFIC with respect to any taxable year, the Company can make no assurances that the nature of its operations will not change in the future.

(kk) All of the vessels described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, with the exception of those newbuilding vessels which have not been acquired, are owned or chartered-in directly by subsidiaries of the Company; each of the vessels described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as owned by one of the Company’s subsidiaries has been duly registered in the name of the relevant entity that owns it under the laws and regulations and the flag of the nation of its registration, in each case as disclosed in Time of Sale Prospectus and the Prospectus, and no other action is necessary to establish and perfect such entity’s title to and interest in such vessel as against any charterer or third party and all of the vessels described in the Time of Sale Prospectus and the Prospectus will be owned directly by such Subsidiary of the Company free and clear of all liens, claims, security interests or other encumbrances, except as set forth in the Time of Sale Prospectus and the Prospectus.

(ll) Each of the Operative Documents listed in Schedule III hereto (the “Operative Document”) has been duly authorized, executed and delivered by the respective parties thereto, and is a valid and binding agreement of each such party enforceable against each such party in accordance with its terms and Time of Sale Prospectus and the Prospectus each contains a summary of their terms which summary is accurate, complete and fair; and neither the Company nor any subsidiary has sent or received any communication regarding termination of any Operative Document and no such termination has been threatened by the Company or any subsidiary or, to the Company’s knowledge, by any third party.

(mm) Except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

2. Fees. (a) For this assignment and financial advice in connection therewith, the Placement Agents will charge the Company a placement fee (the “Placement Fee”) of 3.2553222% of the aggregate price at which the Shares are sold by the Company, with such fee allocated among the Placement Agents as set forth in Schedule II. For the avoidance of doubt, the Placement Fee does not include any fees, expenses or other amounts paid or payable to, or on behalf of, the Placement Agents by the Company. The Placement Fee shall be payable in immediately available funds on the date (the “Closing Date”) the Company receives payment for the Shares under a definitive securities purchase agreement (the “Purchase Agreement”) between the Company and each purchaser (the “Purchaser”) of the Shares.

(b) The right of the Placement Agents to receive the fees set forth in this Section 2 shall survive the termination of this Agreement in accordance with Section 7 hereof.

3. Conditions to the Placement Agents’ Obligations. The several obligations of the Placement Agents are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating, if any, accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act;

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus; and

(iii) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement and the Operative Documents shall be reasonably satisfactory in all material respects to counsel for the Placement Agents.

(b) The Placement Agents shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 3(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Placement Agents shall have received on the Closing Date a certificate, dated the Closing Date and signed by the Chief Financial Officer of the Company, certifying, in his or her capacity as Chief Financial Officer that:

(i) such Chief Financial Officer has responsibility for financial and accounting matters with respect to the Company;

(ii) such Chief Financial Officer, or members of his or her staff under his or her supervision, have reviewed the pool operating data marked on copies of certain pages included, or incorporated by reference, in the prospectus supplement and the accompanying prospectus, dated on or about March 13, 2013 (the “Operating Data”);

(iii) (x) the Operating Data were prepared utilizing information derived from the appropriate financial, accounting and corporate records of the Company, as the parent company of the Company, (y) such information is complete, accurate and correct in all material respects and (z) there is no reason to believe any modification should be made to such information; and

(iv) for each of the periods from October 1, 2012 to October 31, 2012, November 1 to November 30 and December 1 to December 31, there were no decreases, as compared with the average monthly operating income or net income for the three-month period ending September 30, 2012.

(d) The Placement Agents shall have received on the Closing Date an opinion of Seward & Kissel LLP, outside counsel for the Company, dated the Closing Date, covering the matters referred to in Exhibit A hereto.

(e) The Placement Agents shall have received on the Closing Date an opinion of Luca Forgione, general counsel for the Company, dated the Closing Date, covering the matters referred to in Exhibit B hereto.

(f) The Placement Agents shall have received on the Closing Date an opinion of Davis Polk & Wardwell LLP, counsel for the Placement Agents, dated the Closing Date, covering the matters referred to in Exhibit C hereto.

Each of the opinions of Seward & Kissel LLP and Luca Forgione described in Section 3(d) and Section 3(e) above shall be rendered to the Placement Agents at the request of the Company and shall so state therein.

(g) The Placement Agents shall have received, on each of the date of the Purchase Agreement and the Closing Date, a letter dated the date of the Purchase Agreement or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Placement Agents, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Placement Agents with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letters delivered on the date hereof and the Closing Date shall use a “cut-off date” not earlier than three days prior to the date of such respective letter.

(h) The “lock-up” agreements, each substantially in the form of Exhibit D hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

4. Covenants of the Company. The Company covenants with each Placement Agent as follows:

(a) To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and for delivery to each other Placement Agent a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 4(e) or 4(f) below, as many copies of the Time of Sale

Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in a Placement Agent or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Placement Agent that the Placement Agent otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Placement Agents, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Placement Agents and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the placement of the Shares as in the opinion of counsel for the Placement Agents the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Placement Agent or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Placement Agents, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Placement Agents and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Placement Agents and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(h) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement pursuant to the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) If requested by the Manager, to prepare a final term sheet relating to the offering of the Shares, containing only information that describes the final terms of the offering in a form consented to by the Manager, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Shares.

(j) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Placement Agents and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Purchasers, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 4(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Placement Agents in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all fees and expenses, including reasonable fees and expenses of Canadian counsel to the Placement Agents, in connection with the offering of the Shares in Canada, including the preparation of a Canadian offering memorandum, (v) all filing fees and the reasonable fees and disbursements of counsel to the Placement Agents incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, Inc.; (vi) all costs and expenses incident to listing the Shares on the NYSE and other national securities exchanges and foreign stock exchanges, (vii) the cost of printing certificates representing the Shares, (viii) the costs and charges of any transfer agent, registrar or depositary, (ix) all costs and expenses relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show; provided that the Company shall not reimburse the Placement Agents for any of the Placement Agents’ expenses related to this subsection (ix), (x) the document production charges and expenses associated with printing this Agreement, (xi) the reasonable fees and disbursements of Davis Polk & Wardwell LLP, and (xii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section; provided that in the case of fees of counsel for the Placement Agents under (iii) and (v) hereof, such amount shall not exceed $25,000.00. It is understood, however, that except as provided in this Section, Section 6 entitled “Indemnity and Contribution” and the last paragraph of Section 7 below, the Placement Agents will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(k) Without the prior written consent of the RS Platou Markets, Inc. (“Platou”) on behalf of the Placement Agents, it will not, during the period ending 30 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold in the Direct Offering or (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Placement Agents have been advised in writing, or (c) the establishment of a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the 30-day restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company or (d) awards under the Company’s 2010 equity incentive plan. Notwithstanding the foregoing, if (a) during the last 17 days of the 30-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the 30-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 30-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify Platou of any earnings release, news or event that may give rise to an extension of the initial 30-day restricted period.

5. Covenants of the Placement Agents. Each Placement Agent severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Placement Agent that otherwise would not be required to be filed by the Company thereunder, but for the action of the Placement Agent

6. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Placement Agent, each person, if any, who controls any Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Placement Agent within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) relating to, arising out of or in connection with the Direct Offering or (ii) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Placement Agent furnished to the Company in writing by such Placement Agent through you expressly for use therein. The Company also agrees that no Placement Agent shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the Direct Offering, except for any such liability for losses, claims, damages or liabilities with respect to clause (i) above incurred by the Company that are finally judicially determined to have resulted from the bad faith or gross negligence of such Placement Agent.

(b) Each Placement Agent agrees, severally and not jointly, (except that the agreement of the Manager and RS Platou Markets AS in this Section 6 shall be joint and several) to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Placement Agent contained in clause (ii), but only with reference to information relating to such Placement Agent furnished to the Company in writing by such Placement Agent through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 6(a) or 6(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Platou, in the case of parties indemnified pursuant to Section 6(a), and by the Company, in the case of parties indemnified pursuant to Section 6(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 6(a) or 6(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agents on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 6(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 6(d)(i) above but also the relative fault of the Company on the one hand and of the Placement Agents on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agents on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total Placement Fee received by the Placement Agents bear to the aggregate public offering price of the Shares set forth in the Prospectus. The relative fault of the Company on the one hand and the Placement Agents on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Placement Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Placement Agents’ respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective portion of the aggregate Placement Fee, and not joint (except that the obligations of the Manager and RS Platou Markets AS shall be joint and several).

(e) The Company and the Placement Agents agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Placement Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 6(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Placement Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Shares placed by it were offered to the public exceeds the amount of any damages that such Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 6 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Placement Agent, any person controlling any Placement Agent or any affiliate of any Placement Agent or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

7. Termination. The Placement Agents may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by the United States Federal Government or New York State, the Republic of the Marshall Islands or other relevant foreign country authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus

8. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Placement Agents with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Placement Agents have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Placement Agents owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Placement Agents may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Placement Agents arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

(c) The Company acknowledges that: (i) each of the Placement Agents’ research analysts and research departments are required to be independent from its respective investment banking division and are subject to regulations and internal policies relating to such independence, (ii) each of the Placement Agents’ research analysts may hold views and make statements or investment recommendations and/or publish reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company waives to the full extent permitted by applicable law any claims it may have against the Placement Agents relating to any conflict of interest that may arise from any potential conflict of interest relating to the foregoing.

10. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

11. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

(a) Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, or the courts of the State of New York in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints Sting, LLC, a Delaware limited liability company, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York.

(b) With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

12. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

13. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Placement Agents shall be delivered, mailed or sent to you in care of RS Platou Markets, Inc., 410 Park Avenue, Suite 710, New York, New York 10022, Attention: L. Marius Halvorsen; and if to the Company shall be delivered, mailed or sent to Scorpio Tankers Inc., 150 E. 58th Street, New York, New York 10022, Attention: Brian M. Lee.

[Remainder of page intentionally left blank. Signature pages follow.]

Very truly yours,

SCORPIO TANKERS INC.

By:	/s/ Brian M. Lee
	Name:	Brian M. Lee
	Title:	CFO

[Signature Page to Placement Agency Agreement]

Accepted as of the date hereof

RS Platou Markets, Inc.

Acting severally on behalf of themselves and the several Placement Agents named in Schedule II hereto.

By:	RS Platou Markets, Inc.

By:	/s/ L. Marius Halvorsen
	Name:	L. Marius Halvorsen
	Title:	CEO

[Signature Page to Placement Agency Agreement]

SCHEDULE I

Managers:
Manager authorized to release lock-up under Section 4:	RS Platou Markets, Inc.
Manager authorized to appoint counsel under Section 6(c):	RS Platou Markets, Inc.

Registration Statement File No.:	333-186815

Time of Sale Prospectus	1. Prospectus dated February 22, 2013 relating to the Shelf Securities 2. Term sheet dated March 13, 2013 relating to the Shares

Lock-up Restricted Period:	30 days

Title of Shares to be placed:	Common Stock par value $0.01 per share

Number of Shares:	29,012,000

Public Offering Price	$8.10 per share

Closing Date:	March 18, 2013

Closing Location:	Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017

Address for Notices to Placement Agents:	RS Platou Markets, Inc., 410 Park Avenue, Suite 710, New York, New York 10022, Attention: L. Marius Halvorsen

Address for Notices to the Company:	Scorpio Tankers Inc., 150 E. 58th Street, New York, New York 10022, Attention: Brian M. Lee

I-1

SCHEDULE II

Placement Agent	Allocation of Placement Fee
RS Platou Markets, Inc.
RS Platou Markets AS (the activities of RS Platou Markets AS in the United States will be effected only to the extent permitted by Rule 15a-6 under the Exchange Act)	92.156777% ($7,049,916)
DNB Markets, Inc.	3.26801% ($250,000)
CIS Capital Markets LLC	1.96080% ($150,000)
Evercore Group L.L.C.	1.30720% ($100,000)
Skandinaviska Enskilda Banken AB	1.30720% ($100,000)

TOTAL:	100% ($7,649,916.00)